Exhibit 99.1
Shore Bancshares, Inc. Announces Appointment of Charles Cullum as Executive Vice President and Chief Financial Officer Following the Previously Announced Retirement of Chief Financial Officer
Easton, Maryland (April 17, 2025) - Shore Bancshares, Inc. (NASDAQ - SHBI) announced the appointment of Charles Cullum as Executive Vice President and Chief Financial Officer of the Company and the Bank, effective as of April 21, 2025. Todd L. Capitani, who previously notified the Company and the Bank of his intent to retire as Executive Vice President and Chief Financial Officer, will remain with the Company and the Bank through August 15, 2025 and will work closely with Mr. Cullum during the transition period.
Mr. Cullum brings more than 20 years of financial experience, most recently having served as Chief Financial Officer at Sandy Spring Bancorp since May 2024. Prior to his appointment as Chief Financial Officer, Mr. Cullum served in various roles at Sandy Spring including Deputy Chief Financial Officer, Financial Division Executive and Treasurer, as well as other finance positions.
“We are excited to welcome Charlie to our executive management team,” said James M. Burke, President and Chief Executive Officer. “Charlie brings a wealth of experience and a proven track record of financial leadership that will be invaluable as we continue to drive our company’s growth and innovation. His strategic insights and commitment to excellence align with our vision for the future. Charlie will be a tremendous asset to our team, and we look forward to achieving new milestones together.”
“I am honored and excited to join Shore Bancshares, Inc. as the Chief Financial Officer,” said Mr. Cullum. “This is a remarkable opportunity to contribute to a company that is known for its innovation and excellence. I look forward to collaborating with the talented team here to drive financial strategies that support our ambitious goals and vision for the future. Together, we will build on the strong foundation that has been established and continue to achieve outstanding results.”
“We also wish to extend our deepest gratitude and appreciation to Todd Capitani for his exceptional service, remarkable leadership, and dedication,” Mr. Burke continued. “Todd’s contributions as Chief Financial Officer have left a lasting mark on our Company. We wish him the best in his well-earned retirement and future endeavors.”
Mr. Capitani said, “It has been an incredible journey serving as the Chief Financial Officer of Shore since July 2023, and before Shore’s merger with The Community Financial Corporation, as CFO of Community Financial since 2009.” “I have truly valued the experience and the opportunity that I have had over the last 15 years to work with Jimmy Burke and alongside a talented and dedicated team. The camaraderie and support from the team and the positive culture we created during my tenure were both rewarding and memorable. As I enter a new stage in my life, I am filled with gratitude to my team, the management team and the board of directors and I am very proud of what we have achieved together. I look forward to helping with the transition and watching the Company's continued success and growth in the years to come.”
Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine and the conflict in the Middle East; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the impacts of tariffs, sanctions and other trade policies of the United States and its global counterparts; competitive pressures on product pricing and services;

success, impact, and timing of our business strategies, including market acceptance of any new products or services; changes in our executive management team; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; the impact of governmental efforts to restructure or adjust the U.S. financial regulatory system; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; the impact of recent or future changes in FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; the Company’s ability to remediate the existing material weaknesses identified in its internal control over financial reporting; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s 2024 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (https://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: James M. Burke, President and Chief Executive Officer, (240) 427-1034
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